SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 16, 2010

SINGLE TOUCH SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-73004	13-4122844

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2235 Encinitas Blvd, Suite 210
Encinitas, California		92024

(Address of principal executive offices)		(Zip Code)

(760) 438-0100

(Registrant’s telephone number, including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets Item 3.02 Unregistered Sales of Equity Securities.

On July 16, 2010, the Company completed a private sale of $6,169,005 in equity consisting of 8,225,339 common shares and 2,056,334 warrants for the purchase of one common share at a price of $1.00 per share. The warrants expire three years from the date of grant. The sales were to a group of 24 accredited individuals and entities consisting of existing individual, new individual and institutional investors. The securities are RESTRICTED and subject to Rule 144.

Commissions were paid to Gar Wood Securities, LLC and totaled $178,450 in cash and 169,528 warrants for the purchase of one common share at a price of $1.00 per share. The warrants expire three years from the date of grant. No other fees were paid to brokers or finders in connection with the sale of these securities.

The Company will use the proceeds for general operations, supporting its existing and to further develop its expanding business operations. Proceeds will also be used to satisfy existing obligations.

All sales were issued as exempted transactions under Regulation “D” and Section 4(2) of the Securities Act of 1933 and are subject to Rule 144 of the Securities Act of 1933. The recipient(s) of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

Single Touch Systems, Inc. includes herewith the following exhibits:

4.1 Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLE TOUCH SYSTEMS INC.

By: s\ Anthony Macaluso Name: Anthony Macaluso Title: President
Dated: July 19, 2010